UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant Filed by a Party other than the Registrant Check the appropriate box:
        Preliminary Proxy Statement

        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  X     Definitive Proxy Statement

        Definitive Additional Materials

        Soliciting Material Pursuant to section240.14a-12

                           HIRSCH INTERNATIONAL CORP.
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

                           Ronald Krasnitz, Secretary
                           --------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

  X  No fee required.

     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1) Title of each class of securities to which transaction applies:
      2)  Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      4)  Proposed maximum aggregate value of transaction:
      5)  Total fee paid:

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid:
      2)  Form, Schedule or Registration Statement No.:
      3)  Filing Party:
      4)  Date Filed:


                           HIRSCH INTERNATIONAL CORP.
                            (a Delaware corporation)

                              NOTICE OF 2002 ANNUAL
                          MEETING OF STOCKHOLDERS TO BE
                       HELD AT 10:00 A.M. ON JULY 9, 2002

To the Stockholders of HIRSCH INTERNATIONAL CORP.:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Meeting") of HIRSCH INTERNATIONAL CORP. (the "Company") will be held on July 9, 2002, at 10:00 A.M. at the offices of Ruskin, Moscou, Evans & Faltischek, P.C., 190 EAB Plaza, East Tower, 15th Floor, Uniondale, New York 11556-0190 for the following purposes:

1.   to elect seven directors;

2. to amend the Company's 1993 Stock Option Plan to provide for an increase in the number of stock options the Company is authorized to issue thereunder from 1,050,000 to 1,750,000;

3.   to amend the Company's 1994 Non-Employee Director Stock Option Plan to:

     a. increase the initial grant of stock options given to newly elected non-employee directors, from 7,500 to 10,000 options; and

     b. increase the annual automatic grant of stock options given to non-employee directors from 2,500 to 10,000 options;

4. to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending January 31, 2003; and

5. to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed May 20, 2002 at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's Common Stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of stockholders entitled to vote at the Meeting shall be available at the offices of the Company during ordinary business hours from June 14, 2002 until the Meeting for examination by any stockholder for any purpose germane to the Meeting. This list will also be available at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person. However, whether or not you expect to be present at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors, as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                By Order of the Board of Directors

                                /s/ Ronald Krasnitz

                                Ronald Krasnitz, Secretary
Hauppauge, New York
May 30, 2002

                           HIRSCH INTERNATIONAL CORP.
                             200 Wireless Boulevard
                               Hauppauge, NY 11788
                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------

                       2002 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD AT 10:00 A.M. ON JULY 9, 2002

     The enclosed Proxy Statement is solicited by the Board of Directors of HIRSCH INTERNATIONAL CORP. (the "Company") in connection with the 2002 Annual Meeting of Stockholders (the "Meeting") to be held on July 9, 2002, at 10:00 a.m. at the offices of Ruskin, Moscou, Evans & Faltischek, P.C., 190 EAB Plaza, East Tower, 15th Floor, Uniondale, New York 11556-0190 and any adjournment thereof. The Board of Directors has set May 20, 2002, at the close of business, as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. As of the record date, the Company had 6,120,611 shares of Class A Common Stock and 2,668,139 shares of Class B Common Stock outstanding. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person. The proxy will be voted in accordance with your directions as to:

(1)  the election of the persons listed herein as directors of the Company;

(2) an amendment of the Company's 1993 Stock Option Plan to provide for an increase in the number of stock options the Company is authorized to issue thereunder from 1,050,000 to 1,750,000;

(3) an amendment of the Company's 1994 Non-Employee Director Stock Option Plan to:

     a. increase the initial grant of stock options given to newly elected non-employee directors, from 7,500 to 10,000 options; and

     b. increase the annual automatic grant of stock options given to non-employee directors from 2,500 to 10,000 options;

(4) the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending January 31, 2003; and

(5) the transaction of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     In the absence of direction, the proxy will be voted in favor of these proposals.

     The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation, which represents an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 2002 Annual Report to Stockholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.


     In voting at the Meeting, each stockholder of record on the Record Date of either Class A or Class B Common Stock will be entitled to one vote on all matters other than the election of directors, where the holders of the Class B Common Stock will elect four of the directors "Class B directors", and the holders of Class A Common Stock will elect three of the directors "Class A directors". Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters other than the election of directors. To vote for the Class A directors, holders of a majority of the outstanding shares of Class A Common Stock must be represented in person or by proxy in order to achieve a quorum. To vote for the Class B directors, holders of a majority of the outstanding shares of Class B Common Stock must be represented in person or by proxy in order to achieve a quorum. The Proxy Statement, the attached Notice of Meeting, the enclosed form of Proxy and the Annual Report to Stockholders are being mailed to stockholders on or about June 14, 2002.

                            1. ELECTION OF DIRECTORS

     Seven directors are to be elected by a plurality of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his respective successor is elected and qualified.

     Of the persons named below, Messrs. Broitman and Krasnitz and Ms. Domuracki have been nominated for election as Class A directors and Messrs. Arnberg, Gardner, Levine and Tsonis have been nominated for election as Class B directors. The persons named in the accompanying Proxy have advised management that it is their intention to vote for the election of Messrs. Broitman and Krasnitz and Ms. Domuracki as Class A directors and for the election of Messrs. Arnberg, Gardner, Levine and Tsonis as Class B directors unless authority is withheld.

                  o        Henry Arnberg
                  o        Marvin Broitman
                  o        Mary Ann Domuracki
                  o        Herbert M. Gardner
                  o        Ronald Krasnitz
                  o        Paul Levine
                  o        Tas Tsonis

     Management believes that each nominee will be able to serve as a director of the Company. If any nominee becomes unable or unwilling to serve, proxies may be voted for the election of such person or persons as the Board of Directors determines.

Information Regarding Executive Officers and Directors

     The following table sets forth the names and ages of the Company's directors and executive officers and the positions they hold with the Company:

                Name                       Age                                Position
                ----                       ---                                --------
Henry Arnberg.......................       59        Chairman of the Board of Directors and Chief Executive Officer
Paul Levine.........................       49        President and Director
Paul Gallagher                             52        Chief Operating Officer
Beverly Eichel......................       44        Vice President - Finance and Administration, and Chief
                                                     Financial Officer
Tas Tsonis..........................       50        Vice President and Director; Chief Executive Officer of Pulse
                                                     Microsystems Ltd.
Brian Goldberg......................       43        Vice President; President of Pulse Microsystems Ltd.
Ronald Krasnitz.....................       61        Executive Vice President, Secretary and Director,  President
                                                     of Tajima USA, Inc.
Marvin Broitman.....................       63        Director
Herbert M. Gardner..................       62        Director
Mary Ann Domuracki .................       46        Director

     Henry Arnberg has been employed by the Company since 1970, and held the positions of Chief Executive Officer and Chairman of the Board of Directors of the Company since 1980. Mr. Arnberg also served as President of the Company until December 1998. Mr. Arnberg received a Bachelor of Science in Accounting from the University of Bridgeport in 1965 and an MBA in Finance and Management from Adelphi University in 1971.

     Paul Levine has been employed by the Company since 1974 and has been President since December 1998 and a Director of the Company since 1981. From 1981 to December 1998, he served as the Company's Chief Operating Officer, Executive Vice President and Secretary. Mr. Levine received a Bachelor of Science in Business from New York University in 1974.

     Paul Gallagher joined the Company as its Chief Operating Officer in September 2001. Prior to joining the Company, Mr. Gallagher was employed by Cornerstone Group Inc., a consulting firm focused on corporate turnarounds and restructurings, as well as mergers and acquisitions. Mr. Gallagher received a Bachelor of Science from the University of Cincinnati in 1976 and an MBA from Xavier University in 1978.

     Beverly Eichel joined the Company as its Vice President of Finance and Administration and its Chief Financial Officer on February 1, 2002. Ms. Eichel was Executive Vice President and Chief Financial Officer of Donnkenny, Inc. from October 1998 to June 2001. Prior thereto, she was Executive Vice President and Chief Financial Officer of Danskin, Inc. from June 1992 to September 1998 and had been its Corporate Controller from October 1987 to June 1992. Ms. Eichel is a Certified Public Accountant in the State of New York. Ms. Eichel received a Bachelor of Arts in Accounting from the University of Maryland in 1980.

     Tas Tsonis was  elected a  Director  of the  Company in April 1994 and Vice
President of the Company in September 1994. Mr. Tsonis co-founded Pulse Microsystems Ltd. ("Pulse") in 1982 and has been retained or employed by Pulse since that time. From 1989 to 1999, Mr. Tsonis was the President of Pulse. In 1999, Mr. Tsonis became Chief Executive Officer of Pulse. Mr. Tsonis received a Bachelor of Mathematics in Computer Science and Statistics from the University of Waterloo in 1975 and a Master of Science in Computer Science from the University of Toronto in 1981.

     Brian Goldberg was elected Vice President of the Company in September 1994. In 1982, Mr. Goldberg co-founded Pulse Microsystems Ltd. and has been retained or employed by Pulse since that time. From 1989 to 1999, Mr. Goldberg was the Executive Vice President and Chief Technology Officer of Pulse. Since 1999, Mr. Goldberg has been President and Chief Technology Officer of Pulse. Mr. Goldberg received a Bachelor of Arts in Economics from the University of Toronto in 1980 and an LLB and MBA from York University in 1984.

     Ronald Krasnitz was elected Director of the Company in June 1996 and Executive Vice President, Chief Operating Officer and Secretary in December 1998. Prior to joining the Company, Mr. Krasnitz was employed by Sewing Machine Exchange, Inc. since 1971. In addition to his positions with the Company, Mr. Krasnitz presently serves as President of Tajima USA, Inc. Mr. Krasnitz received a Bachelor of Science in Mechanical Engineering from the University of Illinois in 1963 and an MBA from the University of Chicago in 1966. Mr. Krasnitz is a Registered Professional Engineer in the State of Illinois.

     Marvin Broitman was elected a Director of the Company in April 1994. Since 1968, he has been Vice President of Uniwave, Inc., a company engaged in the engineering and manufacturing of automation accessory equipment for textile machinery. Mr. Broitman received a Bachelor of Electrical Engineering degree from City College in 1961 and an MBA from the Harvard Business School in 1968. Mr. Broitman serves on the Audit, Stock Option and Compensation Committees of the Board of Directors.

     Herbert M. Gardner was elected a Director of the Company in April 1994. Since 1978, Mr. Gardner has been a Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm. Mr. Gardner is Chairman of the Board of Directors of Supreme Industries, Inc. a manufacturer of specialized truck bodies and shuttle buses. Mr. Gardner is also a Director of Nu Horizons Electronics Corp., an electronic component distributor; idine Rewards Network Inc. formally known as Transmedia Network, Inc., a specialized transaction -based dining and consumer savings program marketer; TGC Industries, Inc., a geophysical services company; and Co-Active Marketing Group, Inc., a marketing and sales promotion company. Mr. Gardner is also a Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company and Chase Packaging Corp. Mr. Gardner serves on the Audit, Stock Option and Compensation Committees of the Board of Directors.

     Mary Ann Domuracki was elected a Director of the Company in September 2001. Ms. Domuracki brings over 25 years experience combining accounting, advisory and operating management services. Ms. Domuracki's industry experience includes senior management positions as President of Danskin, Inc., Executive Vice
President of Administration and Finance of Kasper A.S.L., Ltd. and, most recently, Executive Vice President and Chief Financial Officer of Pegasus
Apparel Group, Inc. Ms. Domuracki is a CPA and a member of the AICPAs. Ms. Domuracki has a Bachelor of Business Administration from the Pennsylvania State University with a concentration in Accounting. Ms. Domuracki serves on the Audit, Stock Option and Compensation Committees of the Board of Directors.

     All Directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any of the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

     The Company's By-Laws provide that the Company shall indemnify each Director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware.

     The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for such insurance is approximately $150,000, all of which is paid by the Company. To date, no sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

     The Company has also entered into Indemnity Agreements with all of its directors and executive officers. The Indemnity Agreements provide for indemnification of the Company's directors and officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware.

     The Indemnity Agreements provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of any claims made against him by reason of the fact that he is or was a director or officer of the Company, except that the Company is not obligated to make any payment which the Company is prohibited by law from paying as indemnity, or where (a) a final determination is rendered on a claim based upon the indemnitee's obtaining a personal profit or advantage to which he was not legally entitled; (b) a final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions; (c) a claim where the indemnitee was adjudged to be deliberately dishonest; or (d) a final determination is rendered that indemnification is not lawful.

Meetings and Committees of the Board of Directors

     The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

     Messrs. Broitman and Gardner and Ms. Domuracki serve on the Compensation Committee and the Audit Committee, while Messrs. Broitman and Gardner serve on the Stock Option Committee. The Compensation Committee and the Stock Option Committee each held one (1) and two (2) meetings, respectively, and did not act by unanimous written consent during the fiscal year ended January 31, 2002. The function of the Compensation Committee is to determine the compensation of the Company's executives. The Stock Option Committee administers the Company's stock option plans and awards stock options.

     The Board of Directors met on four (4) occasions and acted five (5) times by unanimous written consent during the last fiscal year.

Audit Committee Report

     The members of the Audit Committee are Marvin Broitman, Herbert M. Gardner and Mary Ann Domuracki. The Audit Committee held five (5) meetings and did not act by unanimous written consent during the fiscal year ended January 31, 2002. The function of the Audit Committee is to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. The audit committee meets with the outside auditors on a quarterly basis to review the quarterly filings with the SEC on Form 10-Q, in accordance with current regulatory requirements. The Audit Committee has adopted and has complied with its charter in accordance with current regulatory requirements.

     The Audit Committee had reviewed and discussed the Company's audited financial statements for fiscal year 2002 with the Company's management. The Audit Committee also discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 80), as may be modified or supplemented and has received the written disclosures and letter from independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed independence of the independent auditors with the independent accountants. Based on such discussion and review with the independent auditors, the Audit Committee recommended to the full Board the inclusion of the Company's audited financial statements for fiscal 2002 in the Company's Annual Report on Form 10-K.

                                AUDIT COMMITTEE:

                          Herbert M. Gardner (Chairman)
                                 Marvin Broitman
                               Mary Ann Domuracki

Key Employees

     The  following  table sets forth the name and age of key  employees  of the
Company:

                Name                          Age      Position
                ----                          ---      --------
Howard Arnberg                                32       Vice President - New Business Development;
                                                       Assistant Secretary and General Counsel

     Howard Arnberg has been employed by the Company since 1995, serving in various operational roles. He assumed new responsibilities as Vice President - New Business Development in February 1999. Mr. Arnberg earned a Bachelor of Science in Business Administration from the University of Florida at Gainesville in 1991 and a Juris Doctor from Brooklyn Law School in 1994. He is a member of the New York State Bar Association and the American Bar Association.

Director's Compensation

     Directors who are employees of the Company or its subsidiaries receive no compensation, as such, for service as members of the Board other than reimbursement of expenses incurred in attending meetings. Directors who are not employees of the Company or its subsidiaries receive an annual directors' fee of $6,000 plus $1,000 for each board or stockholder's meeting attended and $500 for each meeting of an executive committee of the Board attended, and are reimbursed for expenses incurred in attending such meetings. In addition, all non-employee directors participate in the Company's 1994 Non-Employee Director Stock Option Plan. The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board.

Executive Compensation

     The following table sets forth the compensation earned during the three fiscal years ended January 31, 2002, 2001, and 2000 by the Company's Chief Executive Officer and by the four most highly paid Company's Executive Officers whose total compensation for such periods exceeded $100,000 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                                        Long-Term
                                                             Annual Compensation                   Compensation Awards
                                                     -------------------------------------      ------------------------

                                                                                  Other                          All
Name and                                                                          Annual                        Other
Principal Position                   Fiscal Year     Salary        Bonus      Compensation      Options     Compensation
------------------                   -----------     ------        -----      ------------      -------     ------------

Henry Arnberg                           2002       $278,462           -           $  2,031          -
     Chairman of the Board              2001       $100,000           -           $  3,460          -            $500
     of Directors and Chief             2000       $246,749           -           $  3,460          -               -
     Executive Officer

Paul Levine                             2002       $278,462           -           $  3,427
     President and Director             2001       $100,000           -           $  3,460
                                        2000       $246,479           -           $  3,460


Ronald Krasnitz                         2002       $217,920           -           $  2,362           -           $400
     Executive Vice                     2001       $295,337           -           $  2,362                          -
     President, Chief                   2000       $295,337           -           $  2,462        18,000            -
     Operating Officer,
     Secretary and Director

Tas Tsonis                              2002       $360,132      $123,158         $  9,600           -              -
     Vice President, Chief              2001       $350,664      $211,945         $  9,600           -              -
     Executive Officer of               2000       $337,417      $161,239         $  9,600        18,050            -
     Pulse Microsystems Ltd.
     and Director

Brian Goldberg                          2002       $360,132      $123,158         $  9,600           -              -
     Vice President,                    2001       $350,664      $211,945         $  9,600           -              -
     President of Pulse                 2000       $337,417      $161,239         $  9,600        18,050            -
     Microsystems Ltd. and
     Director

Stock Options

     There were no stock options granted to the named executives during the fiscal year ended January 31, 2002.

Option Exercises and Holdings

     The following table sets forth information concerning the exercise of stock options by the Named Executives during the Company's fiscal year ended January 31, 2002 the number of options owned by the Named Executives and the value of any in-the-money unexercised stock options as of January 31, 2002.

                                  Aggregated Option Exercises in Last Fiscal Year
                                         and Fiscal Year End Option Values
                                         ---------------------------------
                                                                                                    Value of
                                                                          Number of                Unexercised
                                                                         Unexercised              In-the-Money
                                                                           Options                 Options at
                                                                   At Fiscal Year End (#)      Fiscal Year End ($)

                           Shares Acquired      Value Realized          Exercisable/              Exercisable/
        Name               on Exercise (#)             $                Unexercisable            Unexercisable
        ----               ---------------      --------------          -------------            -------------
Henry Arnberg                    0                     $0                   0/0                      $ 0/0
Paul Levine                      0                     $0                   0/0                      $ 0/0
Ronald Krasnitz                  0                     $0                   0/0                      $ 0/0
Tas Tsonis                       0                     $0                   0/0                      $ 0/0
Brian Goldberg                   0                     $0                   0/0                      $ 0/0

Stock Option Plans

     The Company maintains two stock option plans pursuant to which options to purchase an aggregate of 1,284,375 shares of Class A Common Stock may be granted.

     1993 Stock Option Plan. The 1993 Stock Option Plan was adopted by the Board of Directors in December 1993 and was approved by the stockholders of the Company in July 1994 (the "1993 Plan"). The 1993 Plan, as amended, currently has 1,050,000 shares of Class A Common Stock reserved for issuance upon exercise of options designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified options. ISOs may be granted under the 1993 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     The purpose of the 1993 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and to give them a greater personal interest in the success of the Company. The 1993 Plan is administered by the Stock Option Committee. The Committee, within the limitations of the 1993 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on shares subject to options. Options granted under the 1993 Plan may not be granted at a price less than the fair market value of the Class A Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person are exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 1993 Plan will terminate in December 2003; however, options granted under the 1993 Plan will expire not more than five years from the date of grant. Options granted under the 1993 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

     1994 Non-Employee Director Stock Option Plan. The 1994 Non-Employee Director Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors in September 1994 and was approved by the stockholders of the Company in June 1995. The Directors Plan has 234,375 shares of Class A Common Stock reserved for issuance. Pursuant to the current terms of the Directors Plan, each independent unaffiliated Director shall automatically be granted, subject to availability, without any further action by the Board of Directors or the Stock Option Committee: (i) a non-qualified option to purchase 7,500 shares of Class A Common Stock upon their election to the Board of Directors; and (ii) a non-qualified option to purchase 2,500 shares of Class A Common Stock on the date of each annual meeting of stockholders following their election to the Board of Directors. The exercise price of each option is the fair market value of the Company's Class A Common Stock on the date of grant. Each option expires five years from the date of grant and vests in three annual installments of 33 1/3% each on the first, second and third anniversary of the date of grant. Options granted under the Directors Plan are generally not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In the event an optionee ceases to be a member of the Board of Directors (other than by reason of death or disability), then the non-vested portion of the option immediately terminates and becomes void and any vested but unexercised portion of the option may be exercised for a period of 180 days from the date the optionee ceased to be a member of the Board of Directors. In the event of death or permanent disability of an optionee, all options accelerate and become immediately exercisable until the scheduled expiration date of the option.

     Voluntary Stock Option Cancellation Program. The price of the Company's Class A Common Stock has been depressed for some time. As compared to the exercise price on most incentive stock options, the market price of the Company's Common Stock is and has been for some time significantly lower than the exercise price of most incentive stock options issued to employees of the Company. To restore the incentive value for which the Company's stock option plans were established, the Board of Directors during fiscal 2002 approved a limited stock option voluntary cancellation program (the "Program"). The Program afforded the opportunity for employees, officers and directors holding options to turn them into the Company for cancellation. At the time the program was implemented, no new options were issued to employees who turned their options in for cancellation. The Company intends to evaluate the option holdings by its employees as a whole and decide whether new options to its employees who have turned in their current options at the then fair market value of the Company's Class A common stock are warranted (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company).

Stock Performance Graph/Table

     The Company believes that it is the only publicly-held firm in the embroidery industry, and therefore does not believe that it can reasonably identify an embroidery industry-based peer group. The Company has elected to define a peer group based on a group of ten industrial distributors, trading in similar SIC Codes, with relatively low market capitalization for a benchmark. The following graph and table compares the change in the cumulative total stockholder return for the five-year period beginning on January 31, 1997, and ending on January 31, 2002, based upon the market price of the Company's Class A Common Stock, with the cumulative total return of the NASDAQ Composite Index and the defined Peer Group. The Peer Group includes the following companies: Check Technology Corp.; Lancer Corp.; Quipp Inc.; Speizman Industries, Inc.; Paul Mueller Company; Control Chief Holdings, Inc.; Oilgear Company; Aviation Sales Company; Key Technology Inc.; and Industrial Holdings Inc. The graph assumes a $100 investment on January 31, 1997 in each of the indices and the reinvestment of any and all dividends.


[GRAPH OMITTED]


                 Comparison of Five-Year Cumulative Total Return Among Hirsch International Corp.,
                NASDAQ Composite Index and an Industry-based Market Capitalization-Based Peer Group

                                              1/31/97      1/31/98      1/31/99      1/31/00     1/31/01     1/31/02
                                              -------      -------      -------      -------     -------     -------
Hirsch International Corp.                      $100         $93          $17          $6           $5         $2

NASDAQ Composite Index                          100          118          182          286         202         140

Peer Group                                      100          105          103          65           58         43

Employment Agreements

     Mr. Ronald Krasnitz entered into a five-year employment agreement commencing June 7, 1996, with SMX, guaranteed by the Company, providing for an annual base salary of $300,000. In addition, Mr. Krasnitz's employment agreement provides for the reimbursement of business expenses, the provision of health insurance and an automobile at Company expense and related benefits. The employment agreement requires Mr. Krasnitz to devote his entire business time and attention to the Company and provides for termination upon his death or disability (defined as the inability to perform duties for six (6) consecutive months or nine (9) months in any twelve (12) month period), or for cause (as defined in the employment agreement). The employment agreement also provides that Mr. Krasnitz shall not compete with the Company during the term of the agreement and for a period of five (5) years thereafter. There is no change of control provision contained in the employment agreement. Currently Mr. Krasnitz is not under contract and is earning a base salary $100,000.

     Tas Tsonis and Brian Goldberg each entered into a five-year employment agreement commencing in 1994 with Pulse, guaranteed by the Company. Upon the achievement of certain performance standards, each employment agreement provided for an additional three-year extension of the initial term, at the option of the employee, upon the same terms with the exception of the bonus payment which will be equal to 12.5% of Pulse's annual pre-tax profits as defined therein. Effective February 24, 1999, each employment agreement was renewed for an additional three (3) year period at the election of each of Messrs. Tsonis and Goldberg. Upon expiration of the first renewal period, each employment agreement may be extended at the option of the employee for a final two-year term upon the same terms and conditions as during the first renewal term other than any further right of renewal. In addition, each employment agreement provides for cost of living increases, reimbursement of business expenses, health insurance and related benefits and an automobile allowance. Each employment agreement requires that all of such executive's business time be devoted to the Company. Each Employment Agreement also contains a provision for termination if the employee dies or becomes disabled (defined in the employment agreement as the inability to perform duties for six consecutive months or nine months in any twelve-month period) or if the Company discontinues operating its business or for cause (as defined in the employment agreement). In connection with each employment agreement, Messrs. Tsonis and Goldberg entered into a non-competition undertaking with the Company pursuant to which Messrs. Tsonis and Goldberg have agreed not to compete with the Company during their term of employment and for a period of two years thereafter. The employment agreements do not contain change of control provisions.

401(k) Plan

     The Company sponsors a voluntary contribution plan qualified under Section 401(k) of the Code (the "401(k) Plan"). Employees of the Company who have attained the age of 21 and who complete one year of continuous service are eligible to participate in the 401(k) Plan. Under the 401(k) Plan, an employee may elect to contribute annually on a pre-tax basis to a retirement account a specified percentage of his or her compensation. Each employee is fully vested at all times with respect to his or her contributions. Within certain limits prescribed by the 401(k) Plan and applicable law, the Board of Directors may authorize discretionary matching contributions by the Company up to a maximum of two percent of an eligible employee's annual compensation. The Company elected not to make a matching contribution for the fiscal years ended January 31, 2002, 2001 and 2000, respectively. Tas Tsonis and Brian Goldberg do not participate in the 401(k) Plan.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Company's Compensation Committee of the Board of Directors consists of Herbert M. Gardner, Marvin Broitman and Mary Ann Domuracki, all of who are independent outside directors of the Company. Mr. Broitman is presently a Vice President of Uniwave, Inc., a company engaged in the engineering and manufacturing of automation accessory equipment for textile machinery. During fiscal 2002, the Company paid an aggregate of $71,000 for purchases made from Uniwave, Inc.

Compensation Committee Report

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent outside directors of the Company.

     The Committee focuses on compensating Company executives on a competitive basis with other comparably sized and managed companies in a manner consistent and supportive of overall Company objectives and through a compensation plan which balances the long-term and short-term strategic initiatives of the Company. The Committee intends that the Company's executive compensation program will:

     (1)  reward   executives  for  strategic   management  and  enhancement  of
          stockholder value;

     (2)  reflect each executive's success at resolving key operational issues;

     (3)  facilitate both the short-term and long-term planning process; and

     (4) attract and retain key executives believed to be critical to the long-term success of the Company.

     The Company's compensation program for executive officers generally consists of a fixed base salary, performance-related annual bonus awards and long-term incentive compensation in the form of stock options. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company.

     In reviewing the Company and executives' performance, the Committee takes into consideration, among other things, the following performance factors in making its compensation recommendations: revenues, net income and cash flow.

Base Salary

     Base salary for the Company's executives is intended to provide competitive remuneration for services provided to the Company over a one-year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company.

Short-Term Incentives

     Short-term incentives are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to a specific year's performance, the Committee understands and accepts that such payments may vary considerably from one year to the next. The Company's bonus program generally ties executive compensation directly back to the annual performance of both the individual executive and the Company overall. Those executives not signatory to an employment agreement are able to earn a percentage of their base salary as a performance-related bonus. Where there is an employment agreement, an executive may earn a percentage of the entity's pre-tax profits as a performance-related bonus. The bonuses paid during fiscal 2002 relate to such employment agreements with the principal executives of Pulse Microsystems Ltd. and were paid within the terms of those agreements.

Long-Term Incentives

     In  order  to  align  long-term   executive   compensation  with  long-term
stockholder value improvements, the Committee has from time to time awarded stock option grants to executives of the Company in recognition of the value of these grants in motivating long-term strategic decision making.

Chief Executive Officer

     Effective February 1, 2001 the Compensation Committee of the Board of Directors voted to raise the annual salary of Henry Arnberg, the Company's Chief Executive Officer to $300,000. Mr. Arnberg had previously effected a voluntary reduction in his base salary to $100,000.

     In addition to his base salary, Mr. Arnberg is eligible to participate in the short-term and long-term incentive programs outlined above for the other Named Executives. Due to the Company's performance during fiscal 2002, Mr. Arnberg did not receive a short-term incentive bonus payment or any long-term incentive stock options from the Company.

                             COMPENSATION COMMITTEE:

                                 Marvin Broitman
                               Mary Ann Domuracki
                               Herbert M. Gardner

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of shares of Class A Common Stock and Class B Common Stock as of May 15, 2002, by (i) each person who owns more than 5% of the outstanding shares of Class A and Class B Common Stock; (ii) each executive officer and director of the Company; and (iii) all officers and directors of the Company as a group:


        Name and Address of                            Amount and Nature of         Percent
        Beneficial Owner(1)        Title of Class(2)   Beneficial Ownership         of Class
        -------------------        -----------------   --------------------         --------

Henry Arnberg......................     Class A               13,158                   *
                                        Class B            1,368,578                 51.3%

Paul Levine........................     Class A                   -
                                        Class B            1,099,621 (3)             41.2%

Tas Tsonis.........................     Class A               85,050 (4)              1.2%
                                        Class B                   -

Brian Goldberg.....................     Class A               85,050 (5)              1.2%
                                        Class B                   -

Ronald Krasnitz ...................     Class A               24,244                   *
                                        Class B                   -

Marvin Broitman....................     Class A               58,438 (6)               *
                                        Class B                   -

Herbert M. Gardner.................     Class A               65,308 (7)               *
                                        Class B                   -

Mary Ann Domuracki.................     Class A                3,333 (8)               *
                                        Class B                   -

Paul Gallagher.....................     Class A              100,000 (9)              1.4%
                                        Class B                   -

Beverly Eichel.....................     Class A               50,000 (10)              *
                                        Class B                   -

All  Officers  and  Directors  as a     Class A              487,181                  7.0%
group                                   Class B            2,493,199                 93.4%
  (eleven persons)..............

*    less than one percent


(1) All addresses are c/o Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788.

(2) The Company's outstanding Common Stock consists of two classes. Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock are substantially identical except that two-thirds of the directors of the Company will be elected by Messrs. Arnberg and Levine, the holders of most of the Class B Common Stock, as long as the number of outstanding Shares of Class B Common Stock equals or exceeds 400,000 shares.

(3) Includes 100,000 shares of Class B Common Stock owned by his wife and 100,000 shares of Class B Common Stock owned by trusts created for the benefit of his minor children as to which he disclaims beneficial ownership.

(4)  Includes 59,415 shares owned by the Tsonis Family Trust.

(5)  Includes 59,415 shares owned by the Goldberg Klapman Family Trust.

(6) Includes options to purchase 6,666 shares of Class A Common Stock at an exercise price of $.96 and warrants to purchase 50,000 shares of Class A Common Stock at $.50 per share. Does not include options to purchase 3,334 shares of Class A Common Stock at an exercise price of $.96.

(7) Includes 8,002 shares held in retirement account. Also includes 640 shares owned by his wife as to which he disclaims beneficial ownership. Includes options to purchase 6,666 shares of Class A Common Stock at an exercise price of $.96 and warrants to purchase 50,000 shares of Class A Common Stock at $.50 per share. Does not include options to purchase 3,334 shares of Class A Common Stock at an exercise price of $.96.

(8) Includes options to purchase 3,333 shares of Class A Common Stock at an exercise price of $.89. Does not include options to purchase 6,664 shares of Class A Common Stock at an exercise price of $.89.

(9) Includes options to purchase 100,000 shares of Class A Common Stock at an exercise price of $.95.

(10) Includes options to purchase 50,000 shares of Class A Common Stock at an exercise price of $.52.

     The Company is unaware of any arrangements that may result in a change in control of the Company.

Compliance with Section 16(a) of the Exchange Act.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive, officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely on the Company's review of the copies of such forms received by it during its fiscal year ended January 31, 2002, the Company believes that the Reporting Persons complied with all filing requirements applicable to them.

Certain Relationships and Related Transactions

     The Company has advanced approximately $469,905 for premiums on split dollar life insurance for the Company's Chief Executive Officer and President. The spouse of each the Chief Executive Officer and President are the beneficiaries of these respective policies. These advances are collateralized by the cash surrender value of the policies, which totaled in the aggregate approximately $607,205 at January 31, 2002.

     The Company's By-Laws provide that all transactions between the Company and any of its officers, directors or affiliates must be approved by a majority of the unaffiliated members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes.

Services Provided by the Company's Auditors

     For the year ended January 31, 2002 the Company incurred professional fees to its auditors in the amount of $704,026, of which $212,561 related to auditing services, $334,892 related to information technology services and $156,573 related to all other services. The Company's audit committee has considered whether the non-audit services provided by the Company's auditors in connection with the year ended January 31, 2002 were compatible with the auditors' independence.

                     2. AMENDMENT OF 1993 STOCK OPTION PLAN
             TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE
                     THEREUNDER FROM 1,050,000 TO 1,750,000

     At the Meeting, the Company's stockholders will be asked to approve an amendment to the 1993 Stock Option Plan (the "1993 Plan") to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 1,050,000 to 1,750,000. The 1993 Plan, as amended, was adopted by the Board of Directors of the Company in December 1993, and approved by the Stockholders of the Company in July 1994. During the 1997 Annual Meeting of Stockholders, the Company's stockholders approved an amendment to the 1993 Plan which increased the number of shares of Class A Common Stock authorized for issuance thereunder from 750,000 to 1,050,000.

     During fiscal 2001, in order to restore the incentive value for which the 1993 Plan was established, the Board of Directors approved a limited stock option voluntary cancellation program (the "Program"). The Program afforded the opportunity for employees, officers and directors holding options, most of which had exercise prices substantially greater than the fair market value of the Company's Class A Common Stock, to turn them into the Company for cancellation. Since that time, no new options were issued to employees who turned their options in for cancellation. The Board is currently evaluating future stock option issuances under the 1993 Plan to the Company's employees. As of May 1, 2002, options to purchase 163,000 shares of Class A Common Stock were exercisable under the Stock Option Plan, and options to purchase 278,000 shares of Class A Common Stock were outstanding but not exercisable, leaving 609,000 shares available for future grant under the Stock Option Plan, most of which had exercise prices substantially greater than the fair market value of the Company's Class A Common Stock as of the date of this proxy.

     The Board believes that in light of the recent restructuring of the Company's business and operations and in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentives for certain directors, officers and employees of the Company and certain other persons instrumental to the future success of the Company and to continue to promote the well-being of the Company, it is in the best interests of the Company and its stockholders to provide to such persons, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has historically found that the grant of options under the 1993 Plan has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the significant restructuring which the Company has recently effected and the large number of options cancelled through the Program and the need to incentivize the Company's employees, should be expanded to increase the number of options which may be granted under the 1993 Plan. The Board believes that such authority (i) will provide the Company with significant means to attract and retain talented personnel; (ii) will result in saving cash, which otherwise would be required to maintain current key employees and adequately attract and reward key personnel; and (iii) consequently will prove beneficial to the Company's ability to be competitive.

     If the above-described amendment to the 1993 Plan is approved by the stockholders, additional options may be granted under the 1993 Plan, the timing, amounts and specific terms of which cannot be determined at this time.

     The following summary of the 1993 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 1993 Plan, as proposed to be amended, set forth as Exhibit "A" to this Proxy Statement.

Summary of the 1993 Plan

     The 1993 Plan, as amended, currently has 1,050,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Code or (ii) non-qualified stock options. ISOs may be granted under the 1993 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In certain circumstances, the exercise of stock options may have an adverse effect on the market price of the Company's Common Stock.

     The purpose of the 1993 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The 1993 Plan is administered by the Stock Option Committee. The Committee, within the limitations of the 1993 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on the shares subject to options. Options granted under the 1993 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of the grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person are exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 1993 Plan will terminate in December 2003 which means no options may be granted after such date. Options granted under the 1993 Plan will expire not more than five years from the date of grant; however, any options outstanding on the termination date of the 1993 Plan will continue until they expire by their terms. Options granted under the 1993 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

Certain Federal Income Tax Consequences of the 1993 Plan

     The following is a brief summary of the Federal income tax aspects of stock options to be granted under the 1993 Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     Incentive Stock Options. A participant will recognize no taxable income upon the grant or exercise of an ISO. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an ISO over the exercise price will be treated as an item of adjustment for a participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in the regular taxable income.

     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition on an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option. See "Non-Qualified Stock Options."

     Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options in general (i) upon grant of the option, the participant will recognize no income (and the Company will not be entitled to a deduction); (ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

Recommendation and Vote Required

     The Board of Directors recommends that the stockholders approve the foregoing amendment to the 1993 Plan. The vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Meeting is required to adopt the foregoing proposal to amend the 1993 Plan.

                   3. AMENDMENT OF 1994 NON-EMPLOYEE DIRECTOR
                      STOCK OPTION PLAN TO INCREASE NUMBER
                        OF SHARES ISSUED TO DIRECTORS FOR
                      THEIR INITIAL GRANT AND ANNUAL GRANTS


     At the Meeting, the Company's Stockholders will be asked to approve amendments to the 1994 Non-Employee Director Stock Option Plan (the "Directors' Plan") to increase the number of options to purchase shares of Class A Common Stock issued to eligible Directors (a) upon their appointment to the Company's Board of Directors from 7,500 to 10,000; and (b) automatically on the date of the Company's Annual Meeting of Stockholders from 2,500 to 10,000.

Summary of the Directors' Plan

     The Directors' Plan was adopted by the Board of Directors in September 1994 and was approved by the Stockholders of the Company in June of 1995. The Directors' Plan currently has 234,375 shares of Class A Common Stock reserved for issuance thereunder. Pursuant to the terms of the Directors' Plan which is self-executing, each independent unaffiliated Director shall automatically be granted, subject to availability and without any further action by the Board of Directors or the Stock Option Committee: (i) a non-qualified option to purchase 7,500 shares of Class A common stock upon their election to the Board of Directors; and (ii) a non-qualified option to purchase 2,500 shares of Class A common stock on the date of each Annual Meeting of Stockholders following their election to the Board of Directors. The exercise price of each option is the fair market value of the Company's Class A common stock on the date of grant. Each option expires five (5) years from the date of grant invests in three (3) annual installments of 33 1/3% on each of the first, second, and third anniversary of the date of grant. The options granted under the Directors' Plan are generally not transferable during an optionee's lifetime, but are transferable at death or by will or the laws of descent in distribution. In the event an optionee ceases to be a member of the Board of Directors (other than by reason of death or disability), then the non-vested portion of the option immediately terminates and becomes void and any vested, but unexercised portion of the option may be exercised for a period of 180 days from the date the optionee ceased to be a member of the Board of Directors. In the event of death or prone disability of an optionee, all options accelerate and become immediately exercisable until the schedules expiration date of the option.

     In April, 2002, the Board approved amendments to the Directors' Plan which would increase the number of options to purchase the Class A common stock of the Company issued to each independent unaffiliated Director (a) upon their election to the Board from 7,500 to 10,000; and (b) automatically on the date of the Company's Annual Meeting of Stockholders from 2,500 to 10,000. The Company believes these amendments are necessary to attract and retain the most qualified and best available Board members and provide incentive for persons serving as Directors to use their best efforts on the Company's behalf. For this reason, the Board of Directors has unanimously adopted the resolutions approving and recommending to the stockholders for their approval, these amendments to the Directors' Plan.

Certain Federal Income Tax Consequences of the Directors' Plan

     The federal income tax consequences of a directors participation in the Directors' Plan are complex and subject to change. The following discussion, is only a summary of the general rules applicable to the Directors' Plan.

     Options granted under the Directors' Plan are nonqualified stock options. Nonqualified stock options granted under the Directors' Plan do not qualify as ISOs and will not qualify for any special tax benefits to the option holder. An option holder generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the option holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the option holder will be subject to income and other employee withholding taxes.

     The option holder's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the option holder's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

     In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Recommendation and Vote Required

     The Board of Directors recommends that the stockholders approve the foregoing amendments to the Director's Plan. The vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Meeting is required to adopt the foregoing proposal to amend the Director's Plan.


                            4. SELECTION OF AUDITORS

     The Board of Directors recommends that the stockholders ratify the appointment of BDO Seidman, LLP, independent auditors, which served as the Company's independent auditors for the fiscal year ended January 31, 2002, as independent auditors to audit the Company's Consolidated Financial Statements for the fiscal year ending January 31, 2003. A representative of BDO Seidman, LLP is expected to be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the Consolidated Financial Statements of the Company for the year ended January 31, 2002.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                           THE ADOPTION OF PROPOSAL 4.

                                5. OTHER BUSINESS

     The Board of Directors has no knowledge of any other business that may come before the Meeting and does not intend to present any other business. However, if any other business shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Class A Common Stock represented by the accompanying proxy in accordance with their best judgment.

Stockholder's Proposals

     Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such Meeting must deliver such proposal in writing to the Company at 200 Wireless Boulevard, Hauppauge, New York 11788, on or before January 31, 2003. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                    By Order of the Board of Directors

                                    /s/ Ronald Krasnitz

                                    Ronald Krasnitz, Secretary

     The Company will furnish without charge to each person whose proxy is being solicited by this proxy statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, for its fiscal year ended January 31, 2002. Such request should be addressed to Stockholder Relations, Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788.

Dated:   May 30, 2002




                                   EXHIBIT "A"

                           HIRSCH INTERNATIONAL CORP.

                                STOCK OPTION PLAN


     1. Plan; Purpose; General. The purpose of this Stock Option Plan (the "Plan") is to advance the interests of Hirsch International Corp. (the "Company") by enhancing the ability of the Company to attract and retain selected employees, consultants, advisors to the Board of Directors and qualified directors (collectively the "Participants") by creating for such Participants incentives and rewards for their contributions to the success of the Company, and by encouraging such Participants to become owners of shares of the Company's Class A Common Stock, par value $0.01 per share, as the title or par value may be amended (the "Shares").

     Options granted pursuant to the Plan may be incentive stock options ("Incentive Options") as defined in the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options, or both. The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

     2. Effective Date of Plan. The Plan will become effective upon approval by the Board of Directors (the "Board"), and shall be subject to the approval by the holders of at least a majority of all Shares present in person and by proxy and entitled to vote thereon at a meeting of stockholders of the Company within 12 months after the Company has a class of equity securities registered under the Securities Act of 1933, as amended (the "Act").

     3. Administration of the Plan. The Plan will be administered by the Board of the Company. The Board will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate thereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board shall be conclusive and shall bind all parties.

     The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee (the "Committee"), in which event all references to the Board hereunder, including without limitation the references in Section 9, shall be deemed to refer to the Committee. The Committee shall consist of not fewer than two members. Each of the members must be a "disinterested person" as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

     The Board and the Committee, if any, shall have the authority to determine eligibility, the number of options granted and the exercise price of options.

     4. Eligibility. The Participants in the Plan shall be all employees, consultants, advisors to the Board of Directors and qualified directors of the Company or any of its present or future subsidiaries (as defined in Section 8) whether or not they are also officers of the Company. Members of the Committee are eligible only if they do not exercise any discretion in selecting Participants who receive grants of options, in determining the number of shares to be granted to any Participant or in determining the exercise price of any options, or if counsel to the Company may otherwise advise the Committee that the taking of any such action does not impair the status of such eligible Committee members as "disinterested persons" within the meaning of Exchange Act Rule 16b-3.

     5. Grant of Options.

     (a) The Board shall grant options to Participants that it, in its sole discretion, selects. Options shall be granted on such terms as the Board shall determine except that Incentive Options shall be granted on terms that comply with the Code and Regulations thereunder.

     (b) No options shall be granted after December 3, 2003 but options previously granted may extend beyond that date.

     6. Terms and Conditions of Options.

     (a) Exercise Price. Except as provided in Section 5(b) of this Plan, the purchase price per Share for Shares issuable upon exercise of options shall be a minimum of 100% of fair market value on the date of grant and shall be determined by the Board. For this purpose, "fair market value" will be determined as set forth in Section 8. Notwithstanding the foregoing, if any person to whom an option is to be granted owns in excess of ten percent of the outstanding capital stock of the Company, then no option may be granted to such person for less than 110% of the fair market value on the date of grant as determined by the Board.

     (b) Period of Options. Unless earlier terminated, options shall terminate and no longer be exercisable five years from the date of grant.

     (c) Payment for Delivery of Shares. Shares which are subject to options shall be issued only upon receipt by the Company of full payment of the purchase price for the Shares as to which the option is exercised. The purchase price shall be payable by the Participant to the Company either (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) for Incentive Options, through the delivery of Shares owned by the Participant for a period of not less than six months and for which the Participant has good title (free and clear of any liens and encumbrances) having a fair market value equal to the purchase price; or (iii) for non-qualified options, by a combination of cash and Shares as provided in (i) and (ii) above.

     The Company shall not be obligated to deliver any Shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding Class A Common Stock is at the time listed on any securities exchange, unless and until the Shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the person exercising an option such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Act and applicable state securities laws.

     A Participant shall have the rights of a shareholder only as to Shares actually acquired by him under the Plan.

     (d) Vesting. Except for options granted pursuant to Section 5(b) of this Plan, the Board may impose such vesting restrictions as it sees fit at the time of grant.

     (e) Non-Transferability of Options. Options may not be sold, assigned or otherwise transferred or disposed of in any manner whatsoever except as provided in Section 6(g).

     (f) Forfeiture of Options upon Termination of Relationship. All previously unexercised options including options which have not vested shall terminate and be forfeited automatically upon the termination for any reasons whatsoever of a Participant's status as an employee, consultant on advisor to the Board. Except as provided in Section 6(g) below, unexercised options granted to directors shall not terminate or be forfeited in the event such person is no longer a director of the Company.

     (g) Death. If a Participant dies at a time when he is entitled to exercise an option, then at any time or times within one year after his death (or such further period as the Board may allow) such options may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his death, by his personal representative or the person or persons to whom the options are transferred by the will or the applicable laws of descent and distribution, and except as so exercised such options will expire at the end of such period.

     (h) Loans to Exercise Option. If requested by any Participant to whom a grant of non-qualified options has been made, the Company or any subsidiary may loan such person the amount of money necessary to pay the federal income taxes incurred as a result of the exercise of any options (or guarantee a bank loan for such purpose), assuming that the Participant is in the maximum federal income tax bracket six months from the time of exercise and assuming that the Participant has no deductions which would reduce the amount of such tax owed. The loan shall be made on or after April 15th of the year following the year in which the amount of tax is determined as may be requested by the Participant and shall be made on such terms as the Company or lending bank determines.

     (i) Withholding Taxes. To the extent that the Company is required to withhold taxes for federal income tax purposes in connection with the exercise of any options, the Company shall have the right to assist the Participant to satisfy such withholding requirement by (i) the Participant paying the amount of the required withholding tax to the Company, (ii) the Participant delivering to the Company Shares of its Class A Common Stock previously owned by the Participant or (iii) the Participant having the Company retain a portion of the Shares covered by the option exercise. The number of Shares to be delivered to or withheld by the Company times the fair market value as defined by Section 9 of this Plan shall equal the cash required to be withheld. To the extent that the Company elects to allow the Participant either to deliver or have withheld Shares of the Company's Class A Common Stock, the Board or the Committee may require him to make such election only during certain periods of time as may be necessary to comply with appropriate exemptive procedures regarding the "short-swing" profit provisions of Section 16(b) of the Exchange Act or to meet certain Code requirements.

     7. Shares Subject to Plan.

     (a) Number of Shares and Stock to be Delivered. Shares delivered pursuant to this Plan shall in the discretion of the Board be authorized but unissued Shares of Class A Common Stock or previously issued Shares acquired by the Company. Subject to adjustments as described below, the aggregate number of Shares which may be delivered under this Plan shall not exceed 1,750,000 Shares of Class A Common Stock of the Company.

     (b) Changes in Stock. In the event of a stock dividend, stock split or combination of Shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company's capital stock, the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding options shall thereupon terminate.

     The Board may also adjust the number of Shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

     8. Definitions.

     (a) For purposes of the Plan, a subsidiary is any corporation (i) in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control.

     (b) The fair market value of the Class A Common Stock shall be deemed to be:

          (i) the closing price of the Company's Class A Common Stock appearing on a national securities exchange if the Company's common stock is listed on such an exchange, or if not listed, the average closing bid price appearing on the National Association of Securities Dealers Automated Quotation System ("NASDAQ");

          (ii) if the Shares are not listed on NASDAQ, then the average bid price for the Company's stock as listed in the National Quotation Bureau's pink sheets;

          (iii)if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the average closing bid price as determined following a polling of all dealers making a market in the Company's Shares.

     9. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by his in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceedings, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for a breach of the duty of loyalty, bad faith or intentional misconduct in his duties; and provide, further that the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.

     10. Amendments. The Board may at any time discontinue granting options under the Plan. The Board may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein above) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of Shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) extend the time within which options may be granted, (d) amend the provisions of this Section 10 of the Plan, (e) extend the period of an outstanding option beyond five years from the date of grant, (f) adversely affect the rights of any Participant (without his consent) under any options theretofore granted or (g) be effective if stockholder approval is required by applicable statute, rule or regulation.


                                   EXHIBIT "B"

                           HIRSCH INTERNATIONAL CORP.

                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


1.   PURPOSE.

     This Non-Qualified Stock Option Plan, to be known as the 1994 Non-Employee Director Stock Option Plan (the "Plan"), is intended to promote the interests of Hirsch International Corp., a Delaware corporation (the "Company"), by providing an inducement to obtain and retain the services of qualified persons who are not current or former employees or officers of the Company (an "Outside Director") to serve as members of its Board of Directors (the "Board").

2.   AVAILABLE SHARES.

     The total number of shares of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"), for which options may be granted under the Plan shall not exceed 234,375 shares, subject to adjustment in accordance with Paragraph 10 of the Plan. Shares of Common
     Stock subject to the Plan are authorized but unissued shares of Common Stock or shares of Common Stock that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares of Common Stock reserved therefore shall continue to be available under the Plan.

3.   ADMINISTRATION.

     The Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

4.   GRANTING OF OPTIONS.

     (a) On the date of adoption of the Plan (the "Effective Date"), each Outside Director shall automatically be granted, subject to availability, without any further action by the Board, an option to purchase 10,000 shares of Common Stock (the "Initial Grant").

     (b) On the date of each annual meeting of stockholders following the Effective Date, each Outside Director shall automatically be granted, subject to availability, without any further action by the Board, an option to purchase 10,000 shares of Common Stock (the "Annual Grant"). In the event a person becomes an Outside Director after the Effective Date, such person shall automatically receive an Initial Grant on the date such person becomes an Outside Director.

     (c) Except for the specific options referred to above, no other options shall be granted under the Plan. Options granted under the Plan are not intended to be treated as incentive stock options are defined in
          Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5.   EXERCISE PRICE.

     The purchase price of the Common Stock covered by an option granted pursuant to the Plan shall be 100% of the fair market value per share of a share of Common Stock on the day the option is granted (the "Exercise Price"). The Exercise Price will be subject to adjustment in accordance with the provisions of Paragraph 10 of the Plan. For purposes of the Plan, "fair market value" shall be (i) the closing price of the Company's Common Stock appearing on a national securities exchange if the Company's Common Stock is listed on such an exchange, or if not listed, the closing bid price appearing on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"); or (ii) if the Shares are not listed on NASDAQ, then the closing bid price for the Company's Common Stock as listed in the National Quotation Bureau's pink sheets; or (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the closing bid price as determined following a polling of all dealers making a market in the Company's Common Stock.

6.   PERIOD OF OPTION.

     Unless sooner terminated in accordance with the provisions of Paragraph 8 of the Plan, an option granted hereunder shall be for a term of five (5) years.

7.   VESTING OF SHARES AND NON-TRANSFERABILITY OF OPTIONS.

     (a) Vesting. Options granted under the Plan shall not be exercisable until they become vested. Options granted shall vest in the optionee and become exercisable immediately by the optionee in three annual installments of 33 1/3% each on the date of grant first and second anniversary of the date of grant.

     (b) Legend on Certificates. The certificates representing such shares of Common Stock shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     (c) Non-Transferability. Any option granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder, and shall be exercisable during the optionee's lifetime only by him or her.

8.   TERMINATION OF OPTION RIGHTS.

     (a) In the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 180 days of the date the optionee ceased to be a member of the Board; and all option shall terminate after such 180 days have expired.

     (b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the schedules expiration date of the option.

9.   EXERCISE OF OPTION.

     Subject to the terms and conditions of the Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788, Attention: Chief Financial Officer, stating the number of shares of Common Stock with respect to which the option is being exercised, accompanied by payment in full for such shares of Common Stock. Payment may be:

     (a)  in United States dollars in cash or by check; or

     (b) in whole or in part of Common Stock of the Company already owned by the person or persons exercising the option, valued at fair market value determined in accordance with the provisions of Paragraph 5; or

     (c) by a combination of cash or check and Common Stock as provided in (a) and (b) above; or

     (d) in the discretion of the Committee, by the issuance by an Outside Director of a promissory note, which shall be payable in more or more installments and over such period of time (not in excess of five years) as determined by the Committee and shall bear interest at such rate as determined by the Committee, which in no event shall be less than the minimum rate required by the provisions of Section 483 of the Code to award the imputation of income to such Outside Director.

     The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares of Common Stock acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares of Common Stock on the books of the Company and shall cause the fully executed certificate(s) representing such shares of Common Stock to be delivered to the optionee as soon as practicably after payment of the option price in full.

     The holder of an option shall not have any rights of a stockholder with respect to the shares of Common Stock covered by the option, except to the extent that one or more certificates for such shares of Common stock shall be delivered to him or her upon the due exercise of the option.

10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER MATTERS.

     Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

     (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) Merger; Consolidation; Liquidation; Sale of Assets. In the event the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan.

          (i) subject to the provisions of clauses (iii), (iv) and (v) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of the shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or

          (ii) the Committee may waive any discretionary limitations imposed with respect to the exercise of the option so that all options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Committee, shall be exercisable in full; or

          (iii)all outstanding options may be cancelled by the Committee as the effective date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option, and each holder thereof shall have the right to exercise such option in full (without regard to any discretionary limitations imposed with respect to the option) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or

          (iv) all outstanding options may be cancelled by the Committee as of the date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option and each such holder thereof shall have the right to exercise such option but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or

          (v) the Committee may provide for the cancellation of all outstanding options and for the payment to the holders of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

     (c) Issuance of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options, provided, however, in the event the Company issues or sells any Common Stock or Common Stock Equivalents without consideration or for consideration per share less than the current fair market value per share (as defined in Paragraph 5 below) on the date of such issuance or sale, or fixes a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitled them to purchase Common Stock (or Common Stock Equivalents) at a price per share (or having an exercise or conversion price per share) less than the then current fair market value per share, the Exercise Price shall be adjusted so that it will equal the price determined by multiplying the Exercise Price in effect immediately prior to the adjustment by a fraction, of which the numerator shall be (i) the number of shares outstanding on the record date for such sale or issuance, plus (ii) the number of additional shares which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at the fair market value, and of which the denominator shall be (x) the number of shares outstanding on the record date for such issuance or sale, plus (y) the number of additional shares offered for subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible). Each adjustment shall become effective retroactively immediately after the record date for the issuance. To the extent that Common Stock (or Common Stock Equivalents) are not delivered after the expiration of such subscription rights, options or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares (or Common Stock Equivalents) actually delivered. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Paragraph 2 of the Plan that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect such events. The Committee shall determine the specific adjustments to be made under this Paragraph 10 and its determination shall be conclusive.

11.  RESTRICTIONS ON ISSUANCE OF SHARES.

     Notwithstanding the provisions of Paragraphs 4 and 9 of the Plan, the Company shall not be obligated to deliver any Common Stock unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding Common stock is at the time listed on any securities exchange, unless and until the Common Stock to be delivered has been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of the Common Stock have been approved by the Company's counsel.

12.  REPRESENTATION OF OPTIONEE.

     If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in Securities Act of 1933).

13.  OPTION AGREEMENT.

     Each option is granted under the provisions of the Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the officer executing it.

14.      TERMINATION AND AMENDMENT OF PLAN.

         Options may no longer be granted under the Plan after August 30, 2004, and the Plan shall terminate all options granted or to be granted hereunder are no longer outstanding. The Committee may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Committee may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting:

          (a) increase the maximum number of shares for which options may be granted under the Plan (except by adjustment pursuant to Section
               10);

          (b)  materially   modify  the   requirements   as  to  eligibility  to
               participate in the Plan;

          (c) materially increase benefits accruing to option holders under the Plan; or

          (d) amend the Plan in any manner which would cause Rule 16b-3 to become inapplicable to the Plan;

          and provided further that the provisions of the Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including, without limitation, provisions as to eligibility, amount, price, and timing of awards) may not be amended more than once every six month, other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

15.  WITHHOLDING OF INCOME TAXES.

          Upon the  exercise  of an option,  the  Company,  in  accordance  with
          Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

16.  COMPLIANCE WITH REGULATIONS.

          It is the Company's intent that the Plan comply with all respects with Rule 16b-3 under the Securities Act of 1934 (or any successor or amended version thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of the Plan is deemed not be in compliance with Rule 16b-3, the provision shall be null and void.

17.  GOVERNING LAW.

          The validity and construction of the Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.